Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

The following is a list of our subsidiaries as of February 28, 2007.

Entity Name	Jurisdiction
Bmind, LLC	Delaware
JBoss Belgium, bvba	Belgium
JBoss Deutschland, GmbH	Germany
JBoss Professional Open Source Software Services Pvt Ltd	India- Bangalore
JBoss UK Limited	United Kingdom
Red Hat (Switzerland) Sàrl	Switzerland
Red Hat AB	Sweden
Red Hat Asia Pacific Pte Ltd	Singapore
Red Hat Asia Pacific Pty Ltd	Australia
Red Hat B.V.	Netherlands
Red Hat Brasil Limitada	Brazil
Red Hat Canada Limited	Canada
Red Hat Czech, s.r.o.	Czech Republic
Red Hat de Argentina SA	Argentina
Red Hat France SARL	France
Red Hat GmbH	Germany
Red Hat India Pvt. Ltd.	India- Mumbai
Red Hat KK	Japan
Red Hat Limited	Ireland
Red Hat Limited, Finland Branch	Finland
Red Hat Limited, Hong Kong Branch	Hong Kong
Red Hat Limited, Korea Branch	Korea
Red Hat Limited, Representative Office	Malaysia
Red Hat Middleware LLC	Delaware
Red Hat Professional Consulting, Inc.	Georgia
Red Hat S.R.L.	Italy
Red Hat SA I, LLC	Delaware
Red Hat SA II, LLC	Delaware
Red Hat Software (Beijing) Co., Ltd.	China
Red Hat Software Services (India) Pvt. Ltd.	India - Pune
Red Hat UK Limited	United Kingdom
Red Hat, S.L.	Spain
RH Brasil Sistemas Limitada	Brazil
RH Financial Holding, Inc.	Delaware
RH Interchange, Inc.	North Carolina
RH Subsidiary, Inc.	Delaware
Sistina Software, Inc.	Delaware